BLESSED ROCK OF EL MONTE
                        A California Limited Partnership





                               ANNUAL EXAMINATION


                                -----------------
                                December 31, 2002
                                -----------------

                                    CONTENTS






                                                                            Page
                                                                          ------
INDEPENDENT AUDITOR'S REPORT                                                   1

FINANCIAL STATEMENTS:

    Balance Sheets
                                                                             2-3
    Statements of Operations and Changes in Partners' Equity                   4
    Statements of Cash Flows                                                 5-6
    Notes to Financial Statements                                           7-11

SUPPLEMENTARY INFORMATION:

    Supplemental Schedule of Expenses                                         12
    Supplemental Schedule of Changes in Partners' Equity                      13

1730 Havens Point Place
Carlsbad, California 92008-3611

Telephone: 760.434.8845
Facsimile: 760.434.8865
Email: jack@gilkcpa.com








     Partners
     Blessed Rock of El Monte
     Costa Mesa, California



                          INDEPENDENT AUDITOR'S REPORT

          I have audited the accompanying balance sheet of Blessed Rock of El Monte, a California Limited Partnership as of December 31, 2001 and 2002, and the related statements of operations and changes in partners' equity, and operating cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

          I conducted my audits in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

          In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blessed Rock of El Monte as of December 31, 2001 and 2002 and the results of its operations and its operating cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

          My audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplementary information shown on page 12 and 13 is presented for the purpose of additional analysis and is not a required part of the basic financial statements of Blessed Rock of El Monte. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.



                                                     /s/ Jack Gilk

     January 14, 2003
                                                     33-0724657

                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------------------------------------
                   BALANCE SHEETS, DECEMBER 31, 2001 AND 2002
--------------------------------------------------------------------------------------------------------------



                                     ASSETS




                                                                              2002                    2001
                                                                       ---------------        ----------------
Current Assets:
     Operating cash and equivalents                                    $      46,102          $       27,108
     Security deposit cash                                                    24,823                  24,620
     Tenant accounts receivable                                                1,742                   1,609
     Prepaid expenses                                                         30,075                  11,344
                                                                       ---------------        ----------------
              Total current assets                                           102,742                  64,681
                                                                       ---------------        ----------------

Property, Building, and Equipment, At Cost:
     Land                                                                  1,271,162               1,271,162
     Building and improvements                                             7,982,536               7,982,536
     Equipment                                                                54,657                  46,190
                                                                       ---------------        ----------------
                                                                           9,308,355               9,299,888
     Accumulated depreciation                                             (1,108,894)               (900,818)
                                                                       ---------------        ----------------
             Property, building, and equipment - net                       8,199,461               8,399,070
                                                                       ---------------        ----------------

Other Assets:
     Replacement reserve                                                      93,475                  72,260
     Tax and insurance restricted accounts                                    53,541                  28,524
     Unamortized deferred costs                                               24,572                  58,164
                                                                       ---------------        ----------------
             Total other assets                                              171,588                 158,948
                                                                       ---------------        ----------------

                                                                       $   8,473,791          $    8,622,699
                                                                       ===============        ================


               See the accompanying notes to financial statements.
--------------------------------------------------------------------------------------------------------------

Blessed Rock of El Monte
Balance Sheets, December 31, 2000 and 2001
Page 2
--------------------------------------------------------------------------------------------------------------



                        LIABILITIES AND PARTNERS' EQUITY




                                                                              2002                    2001
                                                                       ---------------        ----------------
Current Liabilities:
     Current portion of long-term debt                                 $      37,547          $       34,998
     Accounts payable                                                         12,627                   6,703
     Security trust liability                                                 24,560                  24,560
     Accrued interest                                                         15,158                  15,364
     Other accruals                                                                -                   8,608
     Unearned rental income                                                    1,189                   1,536
                                                                       ---------------        ----------------
             Total current liabilities                                        91,081                  91,769
                                                                       ---------------        ----------------


Long-term Debt:
     Mortgage payable, less current portion
         included above                                                    2,542,639               2,580,186
     Notes payable                                                           706,213                 706,213
     Accrued interest payable                                                195,453                 172,619
     Grant loan payable                                                      400,000                 400,000
     Advance payable to general partner                                        1,000                   1,000
     Developer fee payable                                                     98,719                 182,719
                                                                       ---------------        ----------------
             Total long-term debt                                          3,944,024               4,042,737
                                                                       ---------------        ----------------

Partners' equity                                                           4,438,686               4,488,193
                                                                       ---------------        ----------------

                                                                       $   8,473,791          $    8,622,699
                                                                       ===============        ================








               See the accompanying notes to financial statements.
--------------------------------------------------------------------------------------------------------------


                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------------------------------------
                      STATEMENTS OF OPERATIONS AND CHANGES
       IN PARTNERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------------------------------------


                                                                              2002                   2001
                                                                       ---------------        ----------------
Revenue:
    Gross potential rents                                              $     711,504          $      657,912
    Excess rents                                                              85,938                  87,052
    Less vacancies                                                            (1,855)                 (2,702)
                                                                       ---------------        ----------------
    Net rental income                                                        795,587                 742,262
    Laundry and vending                                                       12,146                  11,122
    Tenant charges                                                             1,217                     961
    Interest income                                                            1,571                   2,731
    Other income                                                                 229                       -
                                                                       ---------------        ----------------
             Total revenues                                                  810,750                 757,076
                                                                       ---------------        ----------------


Expenses:
    Administrative                                                           143,592                 179,102
    Utilities                                                                 55,162                  56,044
    Operating and maintenance                                                 64,248                  49,233
    Taxes and insurance                                                      141,226                 119,286
    Interest                                                                 214,361                 216,750
    Depreciation and amortization                                            241,668                 239,295
                                                                       ---------------        ----------------
             Total expenses                                                  860,257                 859,710
                                                                       ---------------        ----------------

Net loss                                                                     (49,507)               (102,634)

Partners' equity - beginning                                               4,488,193               4,590,827
                                                                       ---------------        ----------------

Partners' equity - ending                                              $   4,438,686          $    4,488,193
                                                                       ===============        ================





               See the accompanying notes to financial statements.
--------------------------------------------------------------------------------------------------------------

                            BLESSED ROCK OF EL MONTE
                                     (A California Limited Partnership)
--------------------------------------------------------------------------------------------------------------
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2002
--------------------------------------------------------------------------------------------------------------




                                                                              2002                   2001
                                                                       ---------------        ----------------


 Cash flows from operating activities:
      Rental receipts                                                  $     783,655          $      733,529
      Operating interest receipts                                                790                   1,300
      Other operating receipts                                                13,592                  12,083
      Payments to suppliers and employees:
         Administrative expenses                                             (32,612)                (15,247)
         Management fees                                                     (59,553)                (89,358)
         Utilities                                                           (53,047)                (54,877)
         Salaries and wages                                                  (47,711)                (53,116)
         Operating and maintenance                                           (50,322)                (35,799)
         Real estate taxes                                                  (112,101)                (99,496)
         Payroll taxes                                                        (5,000)                 (5,069)
         Property insurance                                                  (25,180)                (16,901)
         Miscellaneous taxes and insurance                                   (28,665)                (14,604)
         Interest on mortgage                                               (183,255)               (185,629)
         Interest on other notes                                              (8,478)                      -
         Funding security deposit account                                       (203)                  1,158
                                                                       ---------------        ----------------
            Net cash provided by (used in)
               operating activities                                          191,910                 177,974
                                                                       ---------------        ----------------
 Cash flows from investing activities:
      Net tax and insurance impounds                                         (25,017)                 (7,631)
      Net reserve deposits, including interest                               (21,215)                 (8,949)
      Reserve interest                                                           781                   1,168
      Capital expenditures                                                    (8,467)                      -
                                                                       ---------------        ----------------
         Net cash used in investing activities                               (53,918)                (15,412)

 Cash flows from financing activities:
      Mortgage principal payments                                            (34,998)                (32,622)
      Developer fee payments                                                 (84,000)               (163,737)
                                                                       ---------------        -----------------
         Net cash used in financing activities                              (118,998)               (196,359)
                                                                       ---------------        -----------------
Net increase (decrease) in cash                                               18,994                 (33,797)
 Cash at beginning of year                                                    27,108                  60,905

 Cash at end of year                                                   $      46,102          $       27,108
                                                                       ===============        ================




               See the accompanying notes to financial statements.
--------------------------------------------------------------------------------------------------------------


 Blessed Rock of El Monte
 Statements of Cash Flows, December 31, 2001 and 2002
 Page 2
 -------------------------------------------------------------------------------------------------------------




                           Reconciliation of Net Loss
             to Net Cash Provided by (Used in) Operating Activities




                                                                              2002                    2001
                                                                       ---------------        ----------------


  Net Loss                                                             $     (49,507)         $      (102,634)
  Adjustments to reconcile net loss to net cash
      Provided by (used in) operating activities:
           Depreciation and amortization                                     241,668                  239,294
           Decrease (increase) in:
               Security deposit cash                                            (203)                   1,184
               Receivables                                                      (133)                   1,257
               Prepaids                                                      (18,731)                     787
           Increase (decrease) in:
               Payables                                                        5,216                     (967)
               Security deposit liability                                          -                      (25)
               Accrued expenses                                               14,728                   38,973
               Unearned rental income                                           (347)                   1,536
           Reserve interest earned                                              (781)                  (1,431)
                                                                       ---------------        ----------------
  Net cash provided by (used in) operating activities                  $     191,910          $       177,974
                                                                       ===============        ================
              See the accompanying notes to financial statements.
--------------------------------------------------------------------------------------------------------------

                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
--------------------------------------------------------------------------------


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization: Blessed Rock of El Monte, a California limited partnership, was formed on November 22, 1995 by and between Everland, Inc., a California Corporation, as the general partner and Tom Y. Lee as the limited partner. The Partnership Agreement was amended and restated on September 17, 1996 to replace Tom Y. Lee with WNC Housing Tax Credit Fund V, L.P. Series 3 and 4 as limited partners and WNC Housing, L.P. as a special limited partner.

     The Partnership was formed to acquire, construct, own and operate a 137-unit elderly facility apartment complex for low income residents in El Monte, California. The Partnership also generates tax credits to the partners in accordance with the provisions of the code and applicable Treasury regulations. The Partnership has qualified for low income housing tax credits as currently allowable under Section 42 of the Internal Revenue Code.

     The Partnership received HOME funds from the City of El Monte and redevelopment funds from the El Monte Community Redevelopment Agency as part of a public program to ensure affordable housing for senior citizen tenants. In addition, the El Monte Community Redevelopment Agency paid various project impact fees to the City of El Monte associated with the construction and development of the Project on behalf of the Partnership.

     Capitalization and Depreciation: Assets are recorded at cost and depreciated for financial accounting purposes using the straight-line method over their estimated useful lives. The principal estimated useful lives used in computing the depreciation provisions are 10 to 40 years for building and improvements, and 3 to 10 years for equipment The policy of the project is to charge amounts expended for maintenance, repairs, and minor replacements to expense, and to capitalize expenditures for major replacements and betterments.

     Cash and Cash Equivalents: For purposes of reporting cash flows, cash includes unrestricted cash in bank, cash on hand, savings accounts, and all certificates of deposit with original maturities of three months or less.

     The Partnership maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

     Deferred  Costs:   Deferred  costs,   comprised  of  tax  credit  fees  and
     organization costs are being amortized over five years.


--------------------------------------------------------------------------------


Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2002
Page 2
--------------------------------------------------------------------------------

     Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Rental Income and Unearned Rents: The Partnership rents apartment units on a month to month basis and recognizes revenues when earned. Advance receipts of rents are classified as liabilities until earned.

     Income Taxes: No provision is made for income taxes since such taxes, if any, are the liability of the individual partners.

2.   RESTRICTED FUNDS

     The  Partnership  is required  to make  monthly  impound  deposits to cover
     insurance   premiums,   property  taxes  and  to  maintain  a  reserve  for
     replacements.  These  restricted  funds are held by, and  expenditures  are subject to supervision and approval by, GMAC Commercial Mortgage.

3.   MORTGAGE PAYABLE
     Mortgage payable consists of a 7.05% real estate mortgage,  payable to GMAC
     Commercial  Mortgage,  collateralized  by a  deed  of  trust  on  the  real property.  The  obligation  is payable in aggregate  monthly  principal and interest  installments  of  $18,188  beginning  July 1, 1998 with a balloon
     payment in the amount of $2,017,000 payable June 1, 2013.                                 $2,580,186

     Less current portion                                                                         (37,547)
                                                                                               ------------
                                                                                               $2,542,639
                                                                                               ============

         The amounts maturing for the next five years are:

                  2003               $37,547
                  2004                40,281
                  2005                43,214
                  2006                46,361
                  2007                49,737


--------------------------------------------------------------------------------

 Blessed Rock of El Monte
 Notes to Financial Statements, December 31, 2002 Page 3
--------------------------------------------------------------------------------

4.   NOTES PAYABLE

     Notes payable at December 31, 2002 consist of the following:

     4% note  payable  with a term of 15 years,  payable  to El Monte  Community
     Redevelopment  Agency  (RDA),  secured  by deed of  trust  and  rents  from
     Project.  Note  subject to  prepayment  in whole or in part based on events constituting default under terms of promissory note agreement. No events of default have occurred through  December 31, 2002.  Payments of interest and principal made annually beginning on April 1, 2003, and thereafter on April
     1 until outstanding principal balance of note and all accrued interest paid in full.  Payments paid from 50% of the residual rental income,  as defined in the  promissory  note  agreement.  Payments,  if any,  applied  first to accrued  interest and second to principal of note. No payments made on note
     through 2002. At December 31, 2002, accrued interest on note was $75,303.                $ 275,000

     1% note payable with a term of 30 years beginning April 3, 1996, payable to
     RDA for various development fees, secured by a deed of trust and rents from the Project.  Commencing  April 3, 1997,  and thereafter on April 3 for the following  6  succeeding  years,  payment of $4,239 due each year.  Payment increases  to $8,478  April 3,  2004 and  continues  the next 7  succeeding years.  April 3, 2012,  payment increases to $32,534 and continues the next
     14 succeeding years, or until paid in full. Payments to be paid from 50% of residual rental income,  as defined in promissory note agreement.  Payments first  applied to interest.  $8,478 paid in 1999 for 1997 and 1998.  $8,478 paid in 2000 for 1999 and 2000.  No payments were made in 2002. At December
     31, 2002 accrued interest on note was $12,150.                                             431,213
                                                                                              ----------
                                                                                              $ 706,213
                                                                                              ==========




--------------------------------------------------------------------------------
                                       9

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2002
Page 4
--------------------------------------------------------------------------------

5.   GRANT LOAN PAYABLE



     The Partnership received a loan of $400,000 on April 3, 1996 from the City of El Monte as part of a public program to ensure affordable housing for senior citizen tenants. Interest accrues on the principal amount at 4%, with a term of 55 years. Loan is secured by a deed of trust and rents from the Project. At maturity, the principal amount of the loan and all accrued interest shall be deemed discharged and waived by the City unless there is an occurrence of an event of default, as specified under the loan agreement. If default occurs, the City of El Monte is entitled to exercise its rights and the entire principal amount outstanding and any accrued interest could become due and payable at the option of the City of El Monte. Accrued interest at December 31, 2002 was $108,000.

6.   RELATED PARTY TRANSACTIONS

     Capital Contributions: The limited partners, WNC Housing Tax Credit Fund V, L.P. Series III and IV, 49.495% limited partners, are required to make a capital contribution of $5,162,171, which shall be made equally between them, in amounts and at times as stated in the Limited Partnership Agreement. The limited partners' cash contributions may be reduced to account for reduced tax benefits, if any. At December 31, 2002, the limited partners have contributed $5,021,578.

     Project or Loss Allocations: All items included in the calculation of income or loss not arising from a sale or refinancing, and all tax credits, shall be allocated 98.99% to the limited partners, .01% to the special limited partner and 1% to the general partner.

     Developer Fee Payable and Advance Payable to General Partner: Under the terms of the Partnership Agreement, Everland, Inc., the developer, is to receive a developer fee totaling $1,050,416. This developer fee bears no interest and is payable upon additional capital contributions by the limited partners. During the periods ended December 31, 2002 and 2001, $84,000 and $163,737 of payments of the developer fees were made, respectively.

     Management Fee: A monthly property management fee in an amount computed at 5% of the collected gross revenue is payable to the management agent.
     Property management services to the Partnership are provided by an affiliate of the limited partners. Property management fees were $39,920 and $37,113 for the years 2002 and 2001, respectively.




--------------------------------------------------------------------------------
                                       10

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2002
Page 5
--------------------------------------------------------------------------------

     Incentive Management and Other Fees: Under the terms of the Limited Partnership Agreement, incentive management fees shall be paid to the general partner for services incidental to the administration of the business and affairs of the Partnership, reporting fees to the limited partners for services performed in monitoring the operations of the Partnership, services in connection with the Partnership's accounting matters and assisting with the preparation of tax returns. $60,442 of fees for the years 1998, 1999 and 2000 were recorded for year ended December 31, 2001. $55,013 of the fees were paid in year 2001. None were paid in prior years. The general partner earned $12,000 in reporting fees for 2002 and was paid $29,647, resulting in $12,218 in prepaid fees.

7.   CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

     The Partnership's sole asset is a 137-unit apartment complex. The Partnership's operations are concentrated in the multifamily real estate market In addition, the Partnership operates in a heavily regulated environment. The operations of the project are subject to the administrative directives, rules and regulations of local regulatory agencies. Such administrative directives, rules and regulations are subject to change. Such changes may occur with little notice or inadequate funding to pay for related costs, including the additional administrative burden, to comply with a change.




















--------------------------------------------------------------------------------

                            SUPPLEMENTARY INFORMATION


                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
-------------------------------------------------------------------------------------------------------------
                        SUPPLEMENTAL SCHEDULE OF EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2002
-------------------------------------------------------------------------------------------------------------

Site management payroll                                                   $ 36,698
Manager's rent-free apartment                                               11,452
Management fee                                                              39,920
Reporting fee                                                               12,000
Audit fee                                                                    5,200
Advertising                                                                     40
Telephone and answering service                                              3,612
Office supplies                                                              3,101
Educational and social programs                                             11,520
Health insurance and other employee benefits                                 7,439
Payroll taxes                                                                5,000
Workers' compensation                                                        5,063
Other administration                                                         2,547
                                                                          ---------
       Subtotal administrative expenses                                                            $ 143,592

Electricity                                                                 20,709
Water and sewer                                                             17,185
Fuel                                                                        12,518
Garbage and trash removal                                                    4,750
                                                                          ---------
       Subtotal utilities                                                                             55,162

Maintenance and repairs payroll                                             13,565
Maintenance and repairs supply13,565                                         5,277
Maintenance and repairs contract                                            13,705
Painting and decorating                                                      6,969
Grounds                                                                     10,673
Services                                                                     2,276
Furniture and furnishings replacement                                        9,186
Other maintenance expenses                                                   2,597
                                                                          ---------
       Subtotal maintenance expenses                                                                  64,248
Property taxes                                                             112,101
Other taxes and licenses                                                     3,945
Property and liability insurance                                            25,180
                                                                          ---------
       Subtotal tax and insurance                                                                    141,226

Interest                                                                                             214,361
Depreciation and amortization                                                                        241,668
                                                                                                   ----------
       Total expenses                                                                              $ 860,257
                                                                                                   ==========



-------------------------------------------------------------------------------------------------------------

                                       12


                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
-----------------------------------------------------------------------------------------------------------------------------
              SUPPLEMENTAL SCHEDULE OF CHANGES IN PARTNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2002
-----------------------------------------------------------------------------------------------------------------------------



                                          WNC Housing          WNC Housing
                                           Tax Credit           Tax Credit
                                          Fund V, L.P.         Fund V, L.P.        WNC            Everland
                                            Series 3             Series 4       Housing L.P.        Inc.            Total
                                            -----------          -----------    -----------    ------------     -------------


Balance - December 31, 2000                 $2,272,486           $2,272,486     $      (47)    $   45,902       $ 4,590,827

Net Loss - 2001                                (50,799)             (50,799)           (10)        (1,026)         (102,634)
                                            -----------          -----------    -----------    ------------     -------------


Balance - December 31, 2001                  2,221,687            2,221,687            (57)        44,876         4,488,193

Net Loss - 2002                                (24,503)             (24,503)            (6)          (495)          (49,507)
                                            -----------          -----------    -----------    ------------     -------------

Balance - December 31, 2002                 $2,197,184           $2,197,184     $      (63)        $   44,381   $ 4,438,686
                                            ===========          ===========    ===========    ============     =============

Profit and loss percentage at
      December 31, 2002                         49.495%              49.495%     0.010%             1.000%          100.000%
                                            ===========          ===========    ===========    ============     =============



-----------------------------------------------------------------------------------------------------------------------------

                                       13